Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces First Quarter 2018 Results

MURFREESBORO, Tenn. – (May 8, 2018) National Health Investors, Inc. (NYSE:NHI) announced today its net income, its Funds From Operations (“FFO”), its Normalized Funds From Operations and its Normalized Adjusted Funds From Operations (“AFFO”) for the three months ended March 31, 2018.

Q1 2018 Highlights

•	Announced or completed $98.2 million in real estate acquisitions and loans year-to-date

•	Maintained low leverage balance sheet at 4.3x net debt-to-annualized adjusted EBITDA

•	Portfolio lease coverage remains strong at 1.66x

•	GAAP net income of $.92 per diluted common share for the first quarter

•	Normalized FFO up 8.0% over first quarter 2017

•	Normalized AFFO up 8.0% over first quarter 2017

2018 Guidance
The Company currently expects Normalized FFO for 2018 to be in the range of $5.45 to $5.51 per diluted common share and Normalized AFFO to be in the range of $4.99 to $5.03 per diluted common share. The Company’s guidance range for the full year 2018, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2018 Range
	Low	High
Net income per diluted share	$3.79	$3.83
Plus: Depreciation	1.66	1.68
Normalized FFO per diluted common share	$5.45	$5.51
Less: Straight-line rental income	(0.53)	(0.55)
Plus: Amortization of debt issuance costs	0.05	0.05
Plus: Amortization of original issue discount	0.02	0.02
Normalized AFFO per diluted common share	$4.99	$5.03

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The Company has announced or completed $98.2 million of new investments since January 1, 2018. The Company’s investment guidance remains unchanged from its previous forecast. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range allows for the uncertainty inherent in the structure and timing of the financing required to fund previously announced investments and any pending new investments. The Company’s guidance may change if actual results vary from these assumptions.

Financial Results

•
Net income per diluted common share for the three months ended March 31, 2018, was $.92, a decrease of 16.3% from the same period in the prior year. Net income for the three months ended March 31, 2017 include gains on sales of marketable securities of $10.0 million.

•	Normalized FFO per diluted common share for the three months ended March 31, 2018, was $1.35, an increase of 8.0% over the same period in the prior year.

Exhibit 99

•	Normalized AFFO per diluted common share for the three months ended March 31, 2018 was $1.22, an increase of 8.0% over the same period in the prior year.

•
FFO per diluted common share for the three months ended March 31, 2018, was $1.34, a decrease of 10.7% from the same period in the prior year. FFO for the three months ended March 31, 2017 include gains on sales of marketable securities of $10.0 million.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company defines Normalized FFO as FFO adjusted for certain items which may create some difficulty in comparing FFO for the current period to similar prior periods. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line lease revenue, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. These supplemental non-GAAP performance measures may not be comparable to similarly titled measures used by other REITs.

The reconciliation of net income to our FFO, Normalized FFO, Normalized AFFO and Normalized Funds Available for Distribution (“FAD”) is included as a table to this press release and filed in the Company’s Form 10-Q with the Securities and Exchange Commission.

Investor Conference Call and Webcast
NHI will host a conference call on Tuesday, May 8, 2018, at 12 p.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (800) 932-8706, with the confirmation number 21888062. The live broadcast of NHI’s first quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. Visit www.nhireit.com for more information.

NHI Reports First Quarter 2018 Results

May 8, 2018

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Year Ended
	March 31,
	2018	2017
Net income	$38,432	$44,230
Elimination of certain non-cash items in net income:
Depreciation	17,335	16,144
Net gain on sale of real estate	—	(50)
Funds from operations	55,767	60,324
Gain on sale of marketable securities	—	(10,038)
Loss on convertible note retirement	738	—
Recognition of unamortized note receivable commitment fees	(515)	—
Normalized FFO	55,990	50,286
Straight-line lease revenue, net	(5,962)	(5,755)
Amortization of lease incentives	63	10
Amortization of original issue discount	221	293
Amortization of debt issuance costs	614	612
Normalized AFFO	50,926	45,446
Non-cash stock based compensation	1,425	1,523
Normalized FAD	$52,351	$46,969

BASIC
Weighted average common shares outstanding	41,532,154	39,953,804
FFO per common share	$1.34	$1.51
Normalized FFO per common share	$1.35	$1.26
Normalized AFFO per common share	$1.23	$1.14

DILUTED
Weighted average common shares outstanding	41,576,876	40,108,762
FFO per common share	$1.34	$1.50
Normalized FFO per common share	$1.35	$1.25
Normalized AFFO per common share	$1.22	$1.13

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NHI Reports First Quarter 2018 Results

May 8, 2018

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations (“FFO”), Normalized FFO, Normalized Adjusted Funds From Operations (“AFFO”) and Normalized Funds Available for Distribution (“FAD”) may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company’s FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”) (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line lease revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders. Additionally, normalized FAD improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITs, more meaningful. Because FAD may function as a liquidity measure, we do not present FAD on a per-share basis.
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NHI Reports First Quarter 2018 Results

May 8, 2018

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended
	March 31,
	2018	2017

Revenues:
Rental income	$69,253	$63,127
Interest income from mortgage and other notes	3,460	3,089
Investment income and other	33	162
	72,746	66,378
Expenses:
Depreciation	17,335	16,144
Interest expense	11,614	11,661
Legal	111	56
Franchise, excise and other taxes	346	267
General and administrative	4,170	4,108
Loan and realty losses	—	—
	33,576	32,236
Income before investment and other gains and losses	39,170	34,142
Loss on convertible note retirement	(738)	—
Investment and other gains	—	10,088
Net income	$38,432	$44,230

Weighted average common shares outstanding:
Basic	41,532,154	39,953,804
Diluted	41,576,876	40,108,762

Earnings per common share:
Net income per common share - basic	$.93	$1.11
Net income per common share - diluted	$.92	$1.10

Regular dividends declared per common share	$1.00	$.95

NHI Reports First Quarter 2018 Results

May 8, 2018

Selected Balance Sheet Data
(in thousands)
	March 31, 2018	December 31, 2017

Real estate properties, net	$2,286,147	$2,285,701
Mortgage and other notes receivable, net	$145,845	$141,486
Cash and cash equivalents	$3,230	$3,063
Straight-line rent receivable	$102,046	$97,359
Other assets	$22,160	$18,212
Debt	$1,160,226	$1,145,497
Stockholders’ equity	$1,319,881	$1,322,117

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s, tenants’, operators’, borrowers’ or managers’ expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.